UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2026

Snail, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41556	88-4146991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12049 Jefferson Blvd

Culver City, CA 90230

(Address of principal executive offices) (Zip Code)

+1 (310) 988-0643

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SNAL	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Related Party Agreements with Suzhou Snail

On August 5, 2026, Snail, Inc. (the “Company”), through its wholly-owned subsidiary Interactive Films, LLC, entered into a Short Drama Production Business Agreement with Suzhou Snail Digital Technology Co., Ltd. (“Suzhou Snail”) for technical development, marketing, and commercial operation services related to the SaltyTV platform, covering the period from August 1, 2026 through July 31, 2027 for a total contract sum of $864,000, payable in four quarterly installments of $216,000 beginning September 30, 2026.

Mr. Hai Shi, the Company’s Chief Executive Officer, Chief Strategy Officer, and Chairman of the Board of Directors, is the founder, chair of the board of directors and former chief executive officer of Suzhou Snail, and Ms. Ying Zhou, a director of the Company and the spouse of Mr. Shi, is a vice president and director of Suzhou Snail.

Also on August 5, 2026, the Company, through its wholly-owned subsidiary Snail Games USA, Inc., entered into a Game Testing Service Agreement with Suzhou Snail for functionality, compatibility, network, compliance, regression, and cross-platform game testing services, covering the period from August 1, 2026 through July 31, 2027 for a total contract sum of $252,000, payable in four quarterly installments of $63,000 beginning September 30, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNAIL, INC.

Date: August 11, 2026	By:	/s/ Hai Shi
	Name:	Hai Shi
	Title:	Founder, Chief Executive Officer, Chief Strategy Officer and Chairman of the Board of Directors